Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of MGIC Investment Corporation of our reports dated March 1, 2011 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting which appear in MGIC Investment Corporation's Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
November 11, 2011